                                                                    EXHIBIT 99.1
[EYETECH LOGO]

FOR IMMEDIATE RELEASE

CONTACT:

INVESTORS:

GLENN SBLENDORIO
CHIEF FINANCIAL OFFICER
T: 212-824-3100
F: 212-824-3240
E-mail: glenn.sblendorio@eyetech.com
www.eyetech.com

                          EYETECH PHARMACEUTICALS, INC.

           REPORTS FOURTH QUARTER AND YEAR END 2004 FINANCIAL RESULTS


    - MACUGEN(R) (PEGAPTANIB SODIUM INJECTION) LAUNCHED IN UNITED STATES ON
                               JANUARY 20, 2005 -


NEW YORK, NY - FEBRUARY 15, 2005 - EYETECH PHARMACEUTICALS, INC. (NASDAQ: EYET), a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye, today reported its consolidated financial results for the three months and year ended December 31, 2004.

FOURTH QUARTER 2004 FINANCIAL HIGHLIGHTS
- Collaboration revenue was $11.6 million for the fourth quarter of 2004 compared to $10.5 million for the same period in 2003. Collaboration revenue for the year ended December 31, 2004 was $49.4 million compared to $41.4 million for the same period in 2003. Collaboration revenue in 2004 was comprised of $43.7 million in reimbursement of development costs from Pfizer Inc and $5.7 million in connection with the amortization of deferred license fees. In the fourth quarter of 2004, Eyetech recorded $90 million of deferred license fee revenue from Pfizer due to the approval by the United States Food and Drug Administration ("FDA") of Eyetech's new drug

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 2 of 2

     application ("NDA") for the use of Macugen in the treatment of neovascular age-related macular degeneration ("AMD") in December 2004. These license fees will be amortized into revenue ratably over the remaining period of the collaboration.

- Research and development expenses for the fourth quarter of 2004 were $21.0 million compared to $18.7 million for the same period in 2003. The increase in research and development expenses of $2.3 million was attributable to an increase of $2.0 million relating to additional research and development resources devoted to pipeline initiatives and an increase of $1.1 million relating to the continued development of manufacturing capabilities and related costs. These increases were partially offset by a $0.8 million decrease resulting from the completion of the second year of the clinical trials for the use of Macugen in the treatment of AMD.

     Research and development expenses for the year ended December 31, 2004 were $102.7 million compared to $70.9 million for the same period in 2003. The increase in research and development expenses of $31.8 million was primarily attributable to an increase of $20.3 million relating to the continued development of manufacturing capabilities and related costs, an increase of $10.5 million related to license payments in connection with the filing of the NDA for Macugen with the FDA and the filing of the marketing approval application with the European Agency for the Evaluation of Medicinal Products ("EMEA") and payments of $2.3 million made in connection with the licensing of non-Macugen pipeline technologies from third parties. These increases were partially offset by reductions in expenses related to clinical trials for the use of Macugen.


- Sales and marketing expenses for the fourth quarter of 2004 were $14.0 million compared to $1.8 million in the same period in 2003. The increase in sales and marketing expenses of $12.2 million was primarily due to the cost and training of Eyetech's sales field force, pre-marketing related costs and expenditures for

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 3 of 3

     development of the infrastructure necessary to prepare for the commercial launch of Macugen in the United States.

     Sales and marketing expenses for the year ended December 31, 2004 were $33.3 compared to $4.6 million for the same period in 2003. The increase in sales and marketing expenses of $28.7 million was primarily due to $14.4 million in increased personnel expenses, relating to the hiring and training of the sales field force, $14.3 million of promotional and pre-marketing expenses, including $7.4 million of which was paid to Pfizer and $1.0 million incurred for patient assistance programs. As of December 31, 2004, Eyetech had a trained sales force consisting of 49 Retina Account Managers and Sales Directors.

- General and administrative expenses for the fourth quarter of 2004 were $7.5 million compared to $2.0 million for the same period in 2003. The increase of $5.5 million for the quarter resulted primarily from an increase of $3.2 million in costs related to the expansion of our administrative staff and increases in facilities expense and other administrative costs, $1.2 million loss recorded in connection with the continuing effects of the relocation of our research laboratories and our corporate offices and $1.1 million in costs related to equity compensation.

     General and administrative expenses for the year ended December 31, 2004 were $17.4 compared to $6.8 million for the same period in 2003. The increase of $10.6 million for the year resulted from a $4.5 million increase in expenses related to facilities and infrastructure to support Eyetech's growth and its Pfizer collaboration, a $2.6 million loss related to Eyetech's former New York headquarters and Woburn research center and $2.1 million of expenses related to operating as a public company.

- Net loss attributable to common stockholders for the fourth quarter of 2004 was $29.8 million compared to $14.3 million for the same period in 2003. Basic and diluted net loss per common share in the fourth quarter of 2004 was $0.72, compared

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 4 of 4

     to $3.50 for the same period in 2003. Pro forma basic and diluted loss per common share in the fourth quarter of 2003 was $0.49.

     Net loss attributable to common stockholders for the year ended December 31, 2004 was $101.3 million compared to $49.9 million for the same period in 2003. Basic and diluted net loss per common share for the year ended December 31, 2004 was $2.70 compared to $12.62 for the same period in 2003. Pro forma basic and diluted loss per common share for the year ended December 31, 2004 was $2.56 compared to $1.77 for the same period in 2003. The pro forma basic and diluted loss per common share gives effect to the automatic conversion of Eyetech's outstanding convertible preferred stock into shares of common stock upon completion of Eyetech's initial public offering in February 2004.

- At December 31, 2004 Eyetech had $211.5 million in cash, cash equivalents and marketable securities.

"The year 2004 was one of great achievements for Eyetech. We executed on our goals ahead of and beyond expectations. The approval of Macugen for neovascular AMD marks a paradigm shift in the treatment of this devastating disease. We look forward to bringing this important product to the many patients at risk of losing their vision," stated David R. Guyer, M.D., Chief Executive Officer of Eyetech.

FOURTH QUARTER 2004 OPERATIONS HIGHLIGHTS

- On October 22, 2004, Eyetech presented positive two-year data for the use of Macugen in the treatment of AMD at the meeting of the American Academy of Ophthalmology in New Orleans.

- On November 15, 2004, Eyetech purchased most of the assets of the Transgenomic, Inc.'s oligonucleotide manufacturing facility located in Boulder, Colorado. The purchase price was $3.0 million in cash, plus the assumption of certain equipment and facilities leases associated with the facility.

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 5 of 5

- On December 17, 2004, the FDA approved Macugen for the treatment of all types of neovascular (wet) age-related macular degeneration, regardless of lesion subtype or size. As a result of this approval pursuant to Eyetech's collaboration agreements with Pfizer, Eyetech received a $90 million license fee payment in January 2005, and an affiliate of Pfizer purchased an additional $15 million of Eyetech's unregistered common stock at approximately $43.60 per share in February 2005.

- On December 22, 2004, Eyetech announced that the list price for Macugen would be $995 per injection.

- On December 30, 2004, results from Eyetech and Pfizer's VEGF Inhibition Study in Ocular Neovascularization (VISION) were published in The New England Journal of Medicine, showing that Macugen is an effective and well-tolerated treatment for neovascular (wet) age-related macular degeneration, the leading cause of severe vision loss in patients over the age of 50 in the developed world.

OPERATIONS HIGHLIGHTS AFTER DECEMBER 31, 2004

- On January 20, 2005, the launch of Macugen was announced. Macugen is available through three distributors: McKesson Specialty, Priority Healthcare and Besse Medical.

- On February 7, 2005, Eyetech announced that the Centers for Medicare & Medicaid Services (CMS) posted effective January 1, 2005, that the Medicare part B allowable for Macugen is 106% of Average Sales Price (ASP) or $1054.70 per injection.

- Outside the United States, where Pfizer is responsible for seeking regulatory approvals of Macugen, Pfizer has filed new drug applications for Macugen in an additional 6 countries as well as with EMEA, which covers 25 countries.

- We have announced that EYET and PFE are planning to do a combination trial with Macugen and Visudyne(R), to determine if patients with the predominantly classic form of AMD benefit from combination therapy. In addition, there is joint effort between Eyetech and Pfizer on drug delivery.

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 6 of 6

OUTLOOK

For the year ending December 31, 2005, we believe that net sales for Macugen will be in the range of $125-$140 million. We do not expect to be profitable in 2005. However, we expect a trend toward profitability in the latter half of 2005, excluding the impact of the adoption of new accounting standards regarding equity compensation.

CONFERENCE CALL AND WEBCAST INFORMATION

Eyetech will hold a conference call and webcast to discuss the results and provide an update on the company's progress towards stated performance goals on Wednesday, February 16, 2005, at 8:30 a.m., E.S.T. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 888-275-0218 (in the United States) or 706-679-7756 (internationally). A playback of the call will be available through March 2, 2005 by dialing 800-642-1687, passcode 3685337 (in the United States), or 706-645-9291, passcode 3685337 (internationally). To access the call by live webcast, please log on to the Investor Relations section of Eyetech's website at www.eyetech.com. An archived version of the webcast will be available at the same location through March 2, 2005.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available on the Investor Relations page of Eyetech's website at www.eyetech.com as soon as practical after the conclusion of the conference call.

ABOUT EYETECH

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further developing Macugen(R) (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for other indications, including diabetic macular edema and retinal vein occlusion.

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 7 of 7

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future clinical trials, future financial position, future sales, future revenues, future profitability, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to achieving acceptance of Macugen by the medical community, by patients receiving therapy and by third party payors; supplying sufficient quantities of Macugen to meet anticipated market demand; our dependence on third parties to manufacture Macugen; the impact of competitive products and potentially competitive product candidates; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; new information arising out of clinical trial results; and the success of Macugen's recent launch generally. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 8 of 8

                          EYETECH PHARMACEUTICALS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (All amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                                    QUARTER ENDED                              YEAR ENDED
                                                                     DECEMBER 31,                             DECEMBER 31,
                                                                     ------------                             ------------
                                                               2003                2004                2003                 2004
                                                            ----------          ----------          ----------           ----------
Collaboration revenue.....................................  $   10,518          $   11,623          $   41,419           $   49,352

Costs and expenses:
Research and development..................................      18,702              21,016              70,932              102,739
Sales and marketing.......................................       1,772              14,023               4,598               33,343
General and administrative................................       2,044               7,511               6,823               17,435
                                                            ----------          ----------          ----------           ----------
Total costs and expenses..................................      22,518              42,550              82,353              153,517

Operating loss............................................     (12,000)            (30,927)            (40,934)            (104,165)

Interest income, net......................................         400               1,171               1,923                3,659
                                                            ----------          ----------          ----------           ----------
Loss before income taxes..................................     (11,600)            (29,756)            (39,011)            (100,506)
Provision for income taxes................................        (297)                  -              (1,688)                   -
                                                            ----------          ----------          ----------           ----------
Net loss..................................................     (11,897)            (29,756)            (40,699)            (100,506)
Preferred stock accretion.................................      (2,367)                  -              (9,161)                (816)
                                                            ----------          ----------          ----------           ----------
Net loss attributable to common
 stockholders.............................................  $  (14,264)         $ ( 29,756)         $  (49,860)          $ (101,322)
                                                            ==========          === ======          ==========           ===========
Basic and diluted net loss per
 common share.............................................  $    (3.50)         $    (0.72)         $   (12.62)           $   (2.70)

Weighted average common
 shares outstanding.......................................       4,080              41,498               3,950               37,587

Pro forma basic and diluted
 net loss per common share................................  $    (0.49)         $    (0.72)         $    (1.77)           $   (2.56)

Pro forma weighted average
 common shares outstanding................................      29,160              41,498              28,094               39,651


     Each outstanding share of preferred stock of the company automatically converted into one share of common stock upon completion of the company's initial public offering in February 2004. Accordingly, pro forma basic and diluted net loss per common share has been calculated assuming the preferred stock was converted as of the original date of issuance of the preferred stock. Pro forma common shares outstanding for the year ended December 31, 2004 of 39,651 is based on the conversion of 2,064 shares of our convertible preferred stock on a weighted average basis as of December 31, 2004.

Eyetech Pharmaceuticals, Inc. Reports Fourth Quarter and Year End 2004 Financial Results
Page 9 of 9

                          EYETECH PHARMACEUTICALS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)


                                                                     DECEMBER 31, 2003                DECEMBER 31, 2004
                                                                     -----------------                -----------------
 Cash and cash equivalents ...............................              $       25,014                   $       40,780
 Marketable securities ...................................                     106,360                          170,715
 Other current assets ....................................                       3,863                           99,834
 Net fixed assets and other assets  ......................                      14,243                           28,130
                                                                        --------------                   --------------
         Total assets ....................................              $      149,480                   $      339,459
                                                                        ==============                   ==============

 Current liabilities .....................................              $       20,098                   $       41,294
 Long-term liabilities ...................................                     186,971                            7,321
 Deferred revenue, less current portion ..................                      65,417                          159,706
 Stockholders' (deficit) equity ..........................                   (123,006)                          131,138
                                                                        --------------                   --------------
         Total liabilities and stockholders' (deficit)
            equity........................................              $      149,480                   $      339,459
                                                                        ==============                   ==============